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                                                                     Exhibit 8.1


                                January 28, 2002


BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi  38801

BancorpSouth Capital Trust I
One Mississippi Plaza
Tupelo, Mississippi  38801

Ladies and Gentlemen:

         We have acted as special tax counsel to BancorpSouth, Inc., a Mississippi corporation (the "Company"), and to BancorpSouth Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the offering by the Trust of 8.15% Trust Preferred Securities (the "Trust Preferred Securities") as described in that certain prospectus, dated December 17, 2001 (the "Base Prospectus"), as supplemented by a prospectus supplement, dated January 18, 2002 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"). The Trust Preferred Securities will represent beneficial ownership interests in the assets of the Trust, which will consist of junior subordinated debt securities to be issued by the Company (the "Junior Subordinated Debt Securities"). In connection therewith, you have requested our opinions regarding (i) the federal income tax classification of the Trust, (ii) the federal income tax classification of the Junior Subordinated Debt Securities, and (iii) the accuracy of the discussion included in the Prospectus Supplement under the heading "Certain United States Federal Income Tax Consequences."

         In connection with these opinions, and in our capacity as special tax counsel to you, we have examined such documents as we have deemed appropriate including, without limitation, (i) the Registration Statement (No. 333-72712) on Form S-3, filed



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BancorpSouth, Inc.
BancorpSouth Capital Trust I
January ___, 2002
Page 2


on November 2, 2001 with the Securities and Exchange Commission, Amendment No. 1 thereto, filed on November 14, 2001, and Amendment No. 2 thereto, filed on December 5, 2001 (as so amended, the "Registration Statement"); (ii) the Prospectus; (iii) the Form of Junior Subordinated Debt Securities Indenture (in the form filed as an exhibit to the Registration Statement); (iv) the Form of Junior Subordinated Debt Security (in the form filed as an exhibit to the Registration Statement); (v) the Amended and Restated Certificate of Trust of the Trust, dated October 31, 2001; (vi) the Amended and Restated Trust Agreement of the Trust, dated October 31, 2001; and (vii) the Form of Second Amended and Restated Trust Agreement of the Trust (in the form filed as an exhibit to the Registration Statement). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records, and made such investigations of fact and law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. Unless otherwise specified, capitalized terms used herein shall have the meanings assigned to them in the Prospectus.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such copies. We have also assumed that the documents of which we have only examined a form will be timely executed and delivered by the Company and the Trust, as the case may be, in the form so examined. In making our examination of documents executed, or to be executed, by parties other than the Company or the Trust, we have also assumed that such parties had, or will have (with respect to documents to be executed), the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents in the form we have examined and the validity and binding effect thereof on such parties. In addition, we have assumed that the transactions described in the Prospectus are performed in the manner described therein.

         On the basis of and in reliance of the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                (a) The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes;



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BancorpSouth, Inc.
BancorpSouth Capital Trust I
January ___, 2002
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                (b) The Junior Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company; and

                (c) Although the statements set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities, such statements, in all material respects, fairly and accurately summarize the United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities, with respect to the types of investors identified therein.

         The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date of this letter, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinions are based could affect our conclusions. Further, we note that there is no authority directly on point dealing with securities such as the Junior Subordinated Debt Securities and the Trust Preferred Securities or transactions of the type described in the Prospectus, and there can be no assurances that any of the opinions expressed herein would be accepted by the Internal Revenue Service or, if challenged, by a court.

         Further, our opinions are based solely on the documents that we have examined and the additional information that we have obtained. Our opinions cannot be relied upon if any of the material facts contained in such documents or any such additional information is, or later becomes, materially inaccurate. Our opinions represent our legal judgment, have no official status of any kind, and are not binding upon the Internal Revenue Service or any court. In addition, the opinions expressed herein are rendered to you as of the date of this letter, and we undertake no obligation to update these opinions subsequent to the date hereof. Our opinions are limited to the tax matters specifically addressed herein. We have not been asked to address herein, nor have we addressed herein, any other tax consequences of the offering of the Trust Preferred Securities, including, but not limited to, any state, local, or foreign tax consequences.


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BancorpSouth, Inc.
BancorpSouth Capital Trust I
January ___, 2002
Page 4



         We have furnished this letter in our capacity as special tax counsel to the Company and the Trust solely in connection with the offering of the Trust Preferred Securities. This letter is for the benefit of the Company and the Trust and may not be relied upon for any other purpose without our express written consent. We hereby consent, however, to the filing of this letter as an exhibit to a Current Report on Form 8-K in connection with the transactions contemplated by the Prospectus and to reference of our name under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                       Very truly yours,


                                       /s/ Waller Lansden Dortch & Davis, PLLC